Exhibit 3.1
Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “ARRAY BIOPHARMA INC.” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: RESTATED CERTIFICATE, FILED THE TWENTY-FIRST DAY OF
NOVEMBER, A.D. 2000, AT 9 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF AUGUST, A.D. 2001, AT 4:30 O`CLOCK P.M.
CERTIFICATE OF CORRECTION, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2004, AT 3:21 O`CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF NOVEMBER, A.D. 2007, AT 2:41 O`CLOCK P.M.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIRST DAY OF DECEMBER, A.D. 2009, AT 10:45 O`CLOCK A.M.

Delaware
The First State

CERTIFICATE OF DESIGNATION, FILED THE SECOND DAY OF MAY, A.D. 2011, AT 6:36 O`CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:15 O`CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2015, AT 5:51 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ARRAY BIOPHARMA INC.
(PURSUANT TO SECTION 242)

Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify as follows for the purpose of amending its Certificate of Incorporation:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions containing the amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below, declaring such amendment to be advisable and called for the approval of the stockholders of the Corporation to such amendment.

SECOND: That the holders of at least a majority of the outstanding shares of Preferred Stock and Common Stock voting as a single class, as well as at least 66.67% of Series A Preferred Stock voting as a single class, at least 66.67% of Series B Preferred Stock voting as a single class and at least 66.67% of Series C Preferred Stock voting as a single class, in each case acting by means of written consent in lieu of a meeting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, adopted and approved this Certificate of Amendment to the Amended and Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the certain definition of "Qualifying IPO" found in Section 4.2(b)(i) of the Amended and Restated Certificate of Incorporation of the Company shall be deleted in its entirety and the following shall be inserted in lieu thereof:

"Qualifying IPO" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 of shares of Common Stock, at a price per share of at least $7.00, and the aggregate gross proceeds of which equal or exceed $20,000,000 (before underwriting discounts and commissions).

FOURTH: That except as amended hereby, the provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been signed this 17th day of November, 2000.

ARRAY BIOPHARMA, INC.
By: /s/ ROBERT E. CONWAY
Robert E. Conway,
Chief Executive Officer

CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
ARRAY BIOPHARMA INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

I, Robert E. Conway, Chief Executive Officer of Array BioPharma Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on August 2, 2001 adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board"), in accordance with the provisions of its Amended and Restated Certificate of Incorporation a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series, par value $0.001 per share, shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 2, 2001 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date set for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are not paid, thereafter and until such dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; or

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating

Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received one hundred dollars ($100.00) per share, plus any unpaid dividends and distributions payable thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock are entitled to receive pursuant to Section 6(A)(i) above shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. Notwithstanding anything contained herein to the contrary, the Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to voting rights, the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holders, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer and attested to by its Secretary, who affirm the foregoing as true under the penalties of perjury this 2nd day of August, 2001.

ARRAY BIOPHARMA INC.

By: /s/ Robert E. Conway
--------------------------------
Robert E. Conway
Chief Executive Officer

ATTEST:

/s/ R. M. Carruthers
By: --------------------------------
R.M. Carruthers
Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON NOVEMBER 21, 2000.

Array Biopharma Inc., corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.	The name of the corporation is Array BioPharma Inc.

2.An Amended and Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on November 21, 2000, and that said Amended and Restated Certificate of Incorporation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.The inaccuracy or defect of said Amended and Restated Certificate of Incorporation to be corrected is as follows:

The last sentence of Article II contains an incomplete sentence.

4.The last sentence of Article II of the Amended and Restated Certificate of Incorporation is corrected to read as follows:

With respect to action to be taken by the stockholders to amend Sections 4.3 and 4.4, and Articles 5, 6, 7, 9, 10 and 11 of this Amended and Restated Certificate of Incorporation, such sections and articles may be amended, altered, changed or repealed upon the affirmative vote of the holders of at least two-thirds of the outstanding stock entitled to vote thereon, voting together as a single class.

IN WITNESSWHEREOF, Array BioPharma Inc. has caused this Certificate of Correction to be· signed by John R. Moore, its Vice President and General Counsel and corporate Secretary, this 19th day of November 2004.

ARRAY BIOPHARMA INC.
By: /s/ John R. Moore
John R. Moore
Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.

(Pursuant to Section 242)

Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:
The name of the corporation is Array BioPharma Inc. (the “Corporation”). The Corporation was originally incorporated on February 6, 1998 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 21, 2000 (the “Certificate of Incorporation”). A Certificate of Correction to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about November 19, 2004.

SECOND:
That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the “Amendment”) in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:
The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at the Annual Meeting of the stockholders of the Corporation.

FOURTH:	That the Corporation’s Certificate of Incorporation is hereby amended as provided herein. Section 4.1 shall be deleted in its entirety and replaced with the following:

4.1 Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 130,000,000, of which 120,000,000 shall be Common Stock, all of one class, having a par value of $.001 per share (the “Common Stock”), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock” ).

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this first day of November 2007.

ARRAY BIOPHARMA INC.
By: /s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
OF
ARRAY BlOPHARMA INC.

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is:

ARRAY BIOPHARMA INC.

2.The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 19, 2009

/s/ John R. Moore
Name:     John R. Moore
Title:     Vice President

ARRAY BIOPHARMA INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

ARRAY BIOPHARMA, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of May 2, 2011:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority expressly vesting in it by the provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, hereby authorizes the issuance of a series of Preferred Stock designated as the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Amended and Restated Certificate of Incorporation, as amended, of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

Section 1.

Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act . With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series B Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall mean $_____, as adjusted pursuant to paragraph 7 hereof.

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) .005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

“DGCL” shall mean the Delaware General Corporation Law.

“Distributions” shall have the meaning set forth in Section 5(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Group” shall have the meaning set forth in Section 6(c).

“Holder” means any holder of Series B Preferred Stock.

“Issuance Date” means the date of the “Closing” as defined in that certain Securities Purchase Agreement, dated May 2, 2011, by and among the Corporation and the “Investors” named therein (the “Securities Purchase Agreement”).

“Investors” shall have the meaning given to such term in the Securities Purchase Agreement.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series B Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall mean $______.

“Successor Entity” shall have the meaning set forth in Section 7(b).

“Successor Stock” shall have the meaning set forth in Section 7(b).

“Trading Day” means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2.     Designation, Amount and Par Value; Assignment.

a)     The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be _________ (which shall not be subject to increase without the written consent of the Holders of not less than a majority of the issued and outstanding Series B Preferred Stock). Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

b)    The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register or cause the Corporation’s transfer agent to register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its principal place of business. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within five Business Days.

Section 3.    Dividends. Holders shall not be entitled to receive any dividends in respect of the Series B Preferred Stock, unless and until specifically declared by the Board of Directors of the Corporation to be payable to the Holders of the Series B Preferred Stock.

Section 4.     Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Section 5.     Rank; Liquidation.

a)    The Series B Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series B Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

b)    Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation legally available for distribution to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $0.001 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation legally available for distribution to the Corporation’s stockholders shall be distributed ratably to holders of the shares of the Series B Preferred Stock and Parity Securities.

Section 6.     Conversion.

a)Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio in effect at the time of such conversion. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series B Preferred Stock to be converted equal to the lesser of (x) 50 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series B Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, properly completed and executed, is received by facsimile or tangible delivery during regular business hours by, the Corporation (or the first Trading Day after receipt of the Notice of Conversion if received on a day that is not a Trading Day); provided that the original certificate(s) representing such shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original stock certificate(s) representing the Series B Preferred Stock being converted, duly endorsed, and the properly completed and executed Notice of Conversion are received by the Corporation (or the first Trading Day after receipt of such stock certificate(s) and the Notice of Conversion if received on a day that is not a Trading Day). The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

b)Conversion Ratio. The “Conversion Ratio” for each share of Series B Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

c)Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” (a “Group”) of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below); provided, however, that the Beneficial Ownership Limitation shall not apply with respect to the issuance of shares of Common Stock upon conversion of Series B Preferred Stock in connection with, and immediately prior to the consummation of, a Fundamental Transaction in which the Corporation is not the Surviving Entity to the extent that the number of shares beneficially owned in the Successor Entity by the Holder, its Affiliates and any Group of which the Holder is a member immediately following consummation of such Fundamental Transaction would not exceed 9.985% of any class of equity securities of the Successor Entity. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other Common Stock Equivalents beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), it is understood that the number of shares of Common Stock beneficially owned by each Investor shall be aggregated with each other Investor for purposes of Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding.  Upon the written request of a Holder (which may be by electronic mail), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be by electronic mail) the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 9.985% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by a Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

d)Mechanics of Conversion

i.Delivery of Certificate or Electronic Issuance Upon Conversion. In the case of a DWAC Delivery of Conversion Shares, the Corporation shall electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system not later than three Trading Days after the applicable Conversion Date, and, if the Holder requests the issuance of physical certificate(s), the Corporation shall deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B Preferred Stock not later than two Trading Days after the applicable Conversion Date (such date, as applicable, being the “Share Delivery Date”). If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice, in whole or in part (but only in whole Series B Preferred Stock increments), by written notice (“Notice of Rescission”) to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares stated in the Notice of Conversion, as applicable, in which event the Corporation shall promptly return to such Holder any original Series B Preferred Stock certificate delivered to the Corporation, or in the case of a partial rescission, a Series B Preferred Stock certificate, which represents the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock rescinded by the Holder pursuant to the Notice of Rescission, and such Holder shall promptly return to the Corporation any Conversion Shares or otherwise direct the return of any Conversion Shares delivered to the Holder through the DWAC system, representing the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock rescinded by the Holder pursuant to the Notice of Rescission.

ii.Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock effected in accordance with Section 6(a) and the other terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless (i) an injunction from a court, issued only after Holder shall have received notice and an opportunity to appear in the relevant proceeding, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such Holder shall have been sought and obtained, and (ii) the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series B Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares upon an election by a Holder to convert properly made pursuant to Section 6(a) hereof. If the Corporation fails to deliver to such Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), then, unless the Holder has rescinded the applicable Conversion Notice in whole pursuant to Section 6(d)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount payable, at the Corporation’s option, either (a) in cash or (b) in shares of Common Stock that are valued for these purposes at the Closing Sale Price on fifth (5th) Trading Day after the Share Delivery Date, in each case equal to the product of (x) the number of Conversion Shares less any shares of Series B Preferred Stock subject to a partial rescission pursuant to Section 6(d)(i) required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such fifth (5th) Trading Day after the Share Delivery Date during which such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the Corporation may pay Holder in shares of Common Stock only up to such amount of shares of Common Stock such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any Group of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than the Beneficial Ownership Limitation. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares less any shares of Series B Preferred Stock subject to a partial rescission pursuant to Section 6(d)(i) within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii.Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares less any shares of Series B Preferred Stock subject to a partial rescission pursuant to Section 6(d)(i) which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased pursuant to such Buy-In exceeds (y) the product of (1) the number of shares of Common Stock subject to such Buy-In multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within four (4) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

iv.Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series B Preferred Stock (including as a result of any adjustments pursuant to Section

7 hereof), the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

v.Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall, in lieu of exercising a fractional share, pay cash equal to the product of such fraction multiplied by the Conversion Price.

vi.Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

e)Status as Stockholder. Effective as of each Conversion Date, (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates evidencing such shares of Common Stock, or electronic delivery of such shares in the case of DWAC Delivery, and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series B Preferred Stock.

Section 7.     Certain Adjustments.

a)Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series B Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

b)Fundamental Transaction. The term “Fundamental Transaction” shall mean the occurrence of any of the following at any time while this Series B Preferred Stock is outstanding: (A) the Corporation, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation, directly or indirectly, in one or more related transactions, effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property or (D) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification of the Common Stock or any compulsory share exchange (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property. Upon or following the occurrence of any Fundamental Transaction, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of securities, cash or other property which a Holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such Fundamental Transaction would have been entitled to receive pursuant to such Fundamental Transaction (without regard to any limitation in Section 6(c) on the conversion of Series B Preferred Stock). The Corporation shall make an appropriate adjustment to the Conversion Price following a

Fundamental Transaction based on a reasonable determination of the amount and relative value of the securities, cash or other property issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or other property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the securities, cash or other property it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. Except as provided in Section 7(c), to the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation designating a class of preferred stock (“Successor Stock”) with substantially same terms and conditions as the Series B Preferred Stock, and the Series B Preferred Stock shall be exchanged for or converted into shares of Successor Stock at a rate such that each share of Series B Preferred Stock will be entitled to receive, upon conversion of the Successor Stock issued with respect thereto (without regard to any limitations on the conversion of such shares of Successor Stock), the number or amount of securities, cash or other property as is consistent with the provisions of this Section 7(b). Except as provided in Section 7(c), the Corporation shall cause any successor entity (as well as its parent) in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 7(b) pursuant to written agreements in form and substance approved by Holders of not less than a majority of the then outstanding Series B Preferred Stock (which approval may not be unreasonably withheld or delayed) prior to such Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 10 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

c)Notwithstanding the provisions of Section 7(b), a Successor Entity shall not be required to (A) issue shares of its preferred stock to any Holder or (B) assume the obligations of the Corporation under this Certificate of Designation, if no Holder, its Affiliates and any Group of which a Holder is a member would, following consummation of a Fundamental Transaction with such Successor Entity and assuming conversion of all Series B Preferred Stock beneficially owned by them, beneficially own more than 9.985% of any class of equity securities of such Successor Entity.

d)Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

i.Notice to the Holders.
ii.Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

iii.Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock (other than a dividend covered by Section 7(a)), (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock (other than repurchases of Common Stock from employees, directors or consultants of the Corporation pursuant to the terms of stock option, restricted stock or similar agreements governing the grant of equity to any such Persons or any redemptions effected pursuant to the terms of any Warrants issued by the Corporation), (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered to each Holder at its last address as shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8.    Miscellaneous.

a)Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by confirmed electronic mail or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal place of business, to the attention of the Chief Executive Officer of the Corporation, or such other electronic mail address, facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by confirmed electronic mail or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the electronic mail address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via confirmed electronic mail or facsimile prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via confirmed electronic mail or facsimile between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages if and when due pursuant to Section 6(d)(ii) herein on the shares of Series B Preferred Stock at the time, place, and rate, and in the coin or currency, prescribed in Section 6(d)(ii) herein.

c)Lost or Mutilated Series B Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

d)Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series B Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the holders of not less than such higher percentage shall be required.

e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 2nd day of May 2011.

/s/ R. Michael Carruthers Name: R. Michael Carruthers Title: Chief Financial Officer

ANNEX A

NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert Shares of SERIES B Preferred Stock OF ARRAY BIOPHARMA INC.)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, represented by stock certificate No(s). ___________ (the "Preferred Stock Certificates"), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Array BioPharma Inc., a Delaware corporation (the “Corporation”), as of the Conversion Date. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation on May 2, 2011.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member), including the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is ____________________, which amount does not exceed the Beneficial Ownership Limitation as of the Conversion Date. For purposes hereof, except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Number of shares of Series B Preferred Stock owned prior to Conversion: ________
Number of shares of Series B Preferred Stock to be Converted: _________________
Number of shares of Common Stock to be Issued: ___________________________
Address for delivery of physical certificates: ______________________ or for DWAC Delivery: DWAC Instructions: Broker no: _________ Account no: ___________
[HOLDER] By:___________________________________ Name: Title: Date:

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.
(Pursuant to Section 242)
Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:
The name of the corporation is Array BioPharma Inc. (the “Corporation”). The Corporation was originally incorporated on February 6, 1998 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 21, 2000 (the “Certificate of Incorporation”). A Certificate of Correction to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about November 19, 2004.

SECOND:
That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the “Amendment”) in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:
The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at the Annual Meeting of the stockholders of the Corporation.

FOURTH:	That the Corporation’s Certificate of Incorporation is hereby amended as provided herein. Section 4.1 shall be deleted in its entirety and replaced with the following:

4.1 Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 230,000,000 of which 220,000,000 shall be common stock, all of one class, having a par value of $.001 per share (the “Common Stock”), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.
* * * * * * *
IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this 24th day of October 2012.

ARRAY BIOPHARMA INC.
/s/ R. Michael Carruthers Name: R. Michael Carruthers Title: Chief Financial Officer

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.
(Pursuant to Section 242)

Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:
The name of the corporation is Array BioPharma Inc. (the "Corporation"). The Corporation was originally incorporated on February 6, 1998 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 2000 (the "Certificate of Incorporation"). A Certificate of Correction to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 22, 2004. Certificates of Amendment to the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on November 5, 2007 and October 24, 2012.

SECOND:
That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the "Amendment") in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:
The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at the Annual Meeting of the stockholders of the Corporation.

FOURTH:	That the Corporation's Certificate of Incorporation is hereby amended as provided herein. Section 4.1 shall be deleted in its entirety and replaced with the following:

4.1 Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 290,000,000 of which 280,000,000 shall be common stock, all of one class, having a par value of $.001 per share (the "Common Stock"), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the "Preferred Stock").

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * * * *
IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this 29th day of October 2015.

ARRAY BIOPHARMA INC.

By: /s/ John R. Moore
John R. Moore, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:	The name of the corporation is Array BioPharma Inc. (the “Corporation”).

SECOND:
That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the “Amendment”) in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:
The Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the DGCL by the required vote of stockholders of the Corporation at the 2018 Annual Meeting of Stockholders of the Corporation.

FOURTH:	That the Corporation’s Certificate of Incorporation is hereby amended as provided herein. Section 4.1 shall be deleted in its entirety and replaced with the following:

4.1 Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 350,000,000 of which 340,000,000 shall be common stock, all of one class, having a par value of $.001 per share (the “Common Stock”), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this 25th day of October 2018.

ARRAY BIOPHARMA INC.

By: /s/ Curtis Oltmans
Curtis Oltmans,
Secretary